Matria Healthcare, Inc. and Subsidiaries
                        Computation of Earnings per Share
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)
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                                                                         Three Months Ended        Six Months Ended
                                                                            June 30,                   June 30,
                                                                    --------------------------  -----------------------
                                                                       2001          2000          2001        2000
                                                                    ------------  ------------  ----------- -----------


Basic
Net earnings
     Continuing operations                                              $ 3,045         3,621        5,076       8,947
     Discontinued operations                                                 --           (55)          --         375
                                                                    ------------  ------------  ----------- -----------
                                                                          3,045         3,566        5,076       9,322
Preferred stock dividend requirements                                      (796)         (800)      (1,596)     (1,600)
Accretion on preferred stock                                               (109)         (110)        (218)       (219)
Gain on repurchase of preferred stock                                     2,139            --        2,139          --
                                                                    ------------  ------------  ----------- -----------
Net earnings available to common shareholders                           $ 4,279         2,656        5,401       7,503
                                                                    ============  ============  =========== ===========

Shares:
     Weighted average number of common shares outstanding                 8,721         9,218        8,735       9,212
                                                                    ============  ============  =========== ===========

Net earnings per common share
     Continuing operations                                               $ 0.49          0.30         0.62        0.77
     Discontinued operations                                                 --         (0.01)          --        0.04
                                                                    ------------  ------------  ----------- -----------
                                                                         $ 0.49          0.29         0.62        0.81
                                                                    ============  ============  =========== ===========



Diluted
Net earnings available to common shareholders                           $ 4,279         2,656        5,401       7,503
Dividends on convertible preferred shares                                    25           100           50         200
                                                                    ------------  ------------  ----------- -----------
Net earnings for diluted calculation                                    $ 4,304         2,756        5,451       7,703
                                                                    ============  ============  =========== ===========

Shares:
     Weighted average number of common shares outstanding                 8,721         9,218        8,735       9,212
     Shares issuable from assumed exercise of options and warrants          196           293          129         391
     Convertible preferred stock                                            139           556          139         556
                                                                    ------------  ------------  ----------- -----------
                                                                          9,056        10,067        9,003      10,159
                                                                    ============  ============  =========== ===========

Net earnings per common share
     Continuing operations                                               $ 0.48          0.28         0.61        0.72
     Discontinued operations                                                 --         (0.01)          --        0.04
                                                                    ------------  ------------  ----------- -----------
          Total                                                          $ 0.48          0.27         0.61        0.76
                                                                    ============  ============  =========== ===========

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